UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): December 21, 2006

Merrill Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	000-24715 (Commission File Number)	01-0471507 (IRS Employer Identification No.)

201 Main Street, Bangor, Maine 04401
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (207) 942-4800

Not Applicable
(Former name or former address, if changed since 1st report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2006, the Board of Directors of Merrill Merchants Bancshares, Inc. (the “Board”) adopted the amended and restated the Officers’ Deferred Compensation Plan of Merrill Merchants Bancshares, Inc. (the “Plan”). The Plan is structured in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service published thereunder (collectively, “Section 409A”). Section 409A requires certain IRS restrictions on payment timing to participants under these plans and the circumstances under which elections to defer compensation or receive distributions of deferred compensation may be made. The Plan provides for the deferral of compensation by certain select officers of Merrill Merchants Bancshares, Inc. and its affiliates pursuant to annual elections made by such persons. The deferred amounts are allocated to a deferral account and credited with the investment returns of various investment options made available under the Plan by Merrill Merchants Bancshares, Inc. The Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events specified in the Plan. The Plan as adopted is attached hereto as Exhibit 10.17.

Item 8.01	Other Events

On December 22, 2006, Merrill Merchants Bancshares, Inc. issued a press release announcing a cash dividend of $.19 per share on the common stock payable January 12, 2007 to shareholders of record on January 31, 2007. The press release announcing the cash dividend is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibit

Exhibit 99.1 - Press Release dated December 22, 2006
Exhibit 10.17 - Officers’ Deferred Compensation Plan dated December 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL MERCHANTS BANCSHARES, INC.

By:	/s/ Deborah A. Jordan
Chief Financial Officer

Dated: December 22, 2006